KIRSCHNER MEDICAL CORPORATION

            Proxy for Special Meeting of Shareholders

                   to be held November 4, 1994

     The undersigned hereby names, constitutes and appoints C. Scott Harrison and Nicholas L. Gounaris, or either of them acting in the absence of the other, with power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Special Meeting of the Shareholders of Kirschner Medical Corporation ("Kirschner") called to be held at 10:00 a.m.
on November 4, 1994, and any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on September 26, 1994, with all of the powers that the undersigned would possess if he were personally present including the power to vote on any motion to adjourn the meeting, as follows:

    1. On the proposal to approve the merger (the "Merger") of Kirschner with Kirschner Acquisition Corp. ("KAC"), a Delaware corporation and wholly-owned subsidiary of Biomet, Inc. ("Biomet"), an Indiana corporation and the approval and adoption of an Agreement and Plan of Merger, dated July 16, 1994, by and among Kirschner, Biomet Acquisition Corp. and Biomet, as amended by a First Amendment to Agreement and Plan of Merger dated September 15, 1994, by and among Biomet, Biomet Acquisition Corp., KAC and Kirschner (collectively, the "Merger Agreement"), and to approve the transactions contemplated by the Merger
Agreement:


          FOR  __    AGAINST  __     ABSTAIN  __

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                             (continued from other side)



    2. The Proxies are authorized to vote in their discretion on any other matters which may properly come before the Special Meeting.



     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



Check this box if you plan to attend the Special Meeting of Shareholders.  __



     The undersigned reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary prior to this meeting at the Company's corporate offices at 9690 Deereco Road, Suite 600, Timonium, Maryland 21093. The power of the Proxy holders also shall be suspended if the undersigned shareholder appears at the Special Meeting and elects in writing to vote in person.



Signature(s):___________________________________________  Dated_________, 1994

             ___________________________________________  Dated_________, 1994



Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


     THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.